Exhibit 10.3

CONFIDENTIAL

Employment Contract

Party A : Xiamen Longtop System Co., Ltd.

Party B :

Table of Contents

Chapter			Page
1	:	Definitions	1

2	:	Term and Effective Date of the Contract	2

3	:	Job Description and Adjustment of Job Position	2

4	:	Occupational Health and Safety	2

5	:	Code of Conduct	3

6	:	Working Hours and Overtime	4

7	:	Remuneration	4

8	:	Social Security and Welfare	5

9	:	Vacation and Leave	6

10	:	Confidentiality and Non-Competition	7

11	:	Amendments, Renewal, Early Termination and Expiration of the Contract	12

12	:	Compensation for Early Termination of the Contract	15

13	:	Liabilities for Breach of the Contract	16

14	:	Resolution of Labor Disputes	17

15	:	Governing Law	17

16	:	Miscellaneous	17

Appendices:

1	:	Record of Job Position Change
2	:	Agreement for Renewal of Employment Contract
3	:	Agreement for Amendment to Employment Contract
4	:	Non-Compete Agreement

[Name to be inserted] – Employment Contract

Senior Mgt Personnel (to be used after post-closing)

THIS EMPLOYMENT CONTRACT (“Contract”) is made on this      day              month          year in                      city, People’s Republic of China (“China”)

by and between

Party A:	Xiamen Longtop System Co., Ltd.

	Legal Status	:

	Legal Representative	:

	Address	:

and

Party B:	Name	:

	Highest Level of Education	:

	Sex	:

	Date of Birth Day/Month/Year	:

	ID No.	:

	Residential Address	:

	Neighborhood Administration Office	:

(respectively a “Party” and collectively the “Parties”).

In accordance with the Labor Law of the People’s Republic of China, other relevant Chinese laws, regulations, policies and rules, and the local labor-related regulations of Xiamen, China (collectively, “Chinese Law”), the Parties hereby agree, based on mutual consultation and understanding, to enter into this Contract and comply with the terms hereof.

CHAPTER 1: DEFINITIONS

Unless otherwise agreed by the Parties, the terms used in this Contract shall have the meanings set forth below:

“Senior Management Personnel”	The general manager, deputy general manager and other department managers appointed by Party A.

Employment Contract – Senior Management

CHAPTER 2: TERM AND EFFECTIVE DATE

OF THE CONTRACT

2.1	Type of Contract and Term

(a)	This Contract is a fixed term contract of year(s) and month(s), commencing on and expiring on (“Term”),with months of probation.

(b)	This Contract shall expire at the end of the Term set forth in Article 2.1(a) above, unless it is renewed or terminated early in accordance with Chapter 11 below.

2.2	Effective Date

This Contract shall come into effect on the date of its signing by the Parties.

CHAPTER 3: JOB DESCRIPTION AND ADJUSTMENT OF JOB POSITION

3.1	Job Description

(a)	Party A shall employ Party B to assume the position of . The primary job duties of Party B are .

(b)	Party B must at all times exert his/her best efforts to fulfill her duties in accordance with the lawful requirements stipulated by Party A, and shall complete his/her work within the specified time limits and meet the quality standards set by Party A.

3.2	Adjustment of Job Position

(a)	If Party B fails to perform his/her duties satisfactorily and to meet the requirements of his/her position, Party A may, depending on the specific circumstances, promptly give Party B a written notice that his/her job performance is unsatisfactory. Party A will give Party B a chance to improve his/her performance within one (1) month after receiving such written notice. Party B shall immediately improve his/her job performance within this one (1)-month period.

(b)	If, after the expiration of the one (1)-month period specified in Article 3.2(a) above, Party B’s job performance remains unsatisfactory, Party A has the right to terminate this Contract in accordance with Article 11.5(a)(ii) hereof.

(c)	Where Party B is transferred to another position, he/she must hand over his/her work properly (including any stationery, office materials, tools and products) in order to ensure the continuity of work.

CHAPTER 4: OCCUPATIONAL HEALTH AND SAFETY

4.1	Party A’s Obligations

Party A has the following obligations:

Employment Contract – Senior Management

(a)	to provide Party B with a safe and hygienic working environment that meets the relevant standards stipulated by the State;

(b)	to provide Party B with training in professional ethics, work skills, occupational health and safety and other relevant rules and policies (which training Party B also agrees to undergo); and

(c)	to formulate operating procedures and comprehensive set of working procedures, as well as standards for the implementation thereof.

4.2	Party B’s Rights

Party B has the following rights:

(a)	to work in an environment that meets the national standards for occupational health and safety;

(b)	to refuse to carry out any work assignments set by Party A that are in violation of Chinese Law or endanger Party B’s health and safety; and

(c)	to refuse to follow any instructions from Party A that are in violation of relevant regulations.

CHAPTER 5: CODE OF CONDUCT

5.1	Code of Conduct

(a)	Party B must comply with all of Party A’s internal rules and policies for work discipline, treat Party A’s property with care, work in an ethical manner, uphold his/her confidentiality obligations (as set forth in the Party A’s company rules and regulations, and actively attend all training courses provided by Party A.

(b)	Party B must obey Party A’s instructions during the course of his/her work.

(c)	If the occurrence of any accident at work comes to Party B’s knowledge, he/she shall report this matter to the relevant government department according to the nature and gravity of the accident, and shall handle the matter in an efficient and proper manner in order to ensure the safety of Party A’s personnel and properties. If the accident is serious and involves the death and/or personal injury of any personnel, Party B shall report the matter promptly to the Chairman of the board of directors of Party A.

5.2	Disciplinary Measures

If Party B violates any of Party A’s internal policies, Party A may, in accordance with the provisions hereof, impose upon Party B an administrative and/or financial penalty, and may even terminate this Contract. In addition, if Party A suffers any economic losses due to Party B’s violation, Party A has the right to claim compensation from Party B in accordance with Chinese Law.

Employment Contract – Senior Management

CHAPTER 6: WORKING HOURS AND OVERTIME

6.1	Working Hours

Party B shall be subject to a non-fixed working hour system provided that Party A has obtained the necessary approval from the relevant authorities.

6.2	Overtime

Due to the peculiar nature of Party B’s work, Party A will apply to the local labor administration department for approval to implement a non-fixed working hour system, pursuant to which Party A is not obligated to pay overtime salary to Party B.

CHAPTER 7: REMUNERATION

7.1	Salary

(a)	Party A shall pay Party B a monthly salary of RMB .

(b)	Party B understands the salary specified in Article 7.1(a) above, including that he/she shall pay for his/her own personal income tax and social insurance contributions.

7.2	Payment Method and Time

(a)	Party A implements a system of monthly salary payments, under which it shall pay to Party B the full amount of his/her salary in China’s legal currency during , providing a detailed breakdown of such salary payment or an electronic salary slip for enquiry. The amount of lateness/absence penalty or overtime salary to Party B for the salary payment day will be deducted or remedied as of next month. If such day falls on a rest day or an official holiday, Party A shall pay Party B’s salary on the preceding working day.

(b)	Party B will open an account at a branch of a commercial bank specified by Party A, into which account Party A will deposit Party B’s salary after withholding the relevant amount of individual income tax and social security contributions on his/her behalf.

(c)	Upon the early termination or expiration of this Contract, Party A shall pay Party B his/her salary at the same time when it processes the related paperwork. Party B’s salary will be calculated based on the actual number of days he/she has worked for that month.

(d)	The standard and calculation method for overtime pay (if applicable) are set forth in the relevant rules and regulations.

7.3	Paid Leave

During public holidays, family leave, paid annual leave (if applicable), marriage leave, bereavement leave and sick leave taken by Party B, Party A will pay Party B salary for the duration of such leave to which he/she is entitled in accordance with Chinese Law. However, the Company is not required to pay any salary or subsidies for travel leave (applies to marriage leave, bereavement leave and family leave) during weekends.

Employment Contract – Senior Management

7.4	Lawful Deduction of Salary

Party B understands that Party A is entitled to deduct his/her salary in accordance with Chinese Law, and that Party A shall not be deemed to be in violation of this Contract if Party B’s salary is lawfully deducted under any of the following circumstances, namely:

(a)	the withholding and payment of individual income tax by Party A on behalf of Party B;

(b)	the withholding and payment of contributions to various social security funds that should be borne by Party B but are paid by Party A on behalf of Party B;

(c)	the withholding by Party A of child support payments or alimony pursuant to court awards or judgments;

(d)	other expenses which, according to the relevant laws and regulations, may be deducted from Party B’s salary;

(e)	a reduction in Party B’s salary as a result of his/her having taken casual leave in excess of the stipulated number of days or due to absenteeism;

(f)	a reduction in Party B’s salary as a result of Party B not having worked as normal due to sick leave; or

(g)	a reduction in Party B’s salary as a result of Party B’s breach of Party A’s other policies and procedures.

CHAPTER 8: SOCIAL SECURITY AND WELFARE

8.1	Social Insurance

The Parties shall pay basic pension, medical, unemployment insurance, other social insurance and reserve fund contributions in accordance with the relevant Chinese Law. In the case of those payments for which Party B is liable, Party A shall withhold the corresponding amount of money from Party B’s salary.

8.2	Benefits

Sick leave pay, illness relief payments and medical treatment benefits due as a result of illness or non-work-related injury sustained by Party B shall be paid by Party A in accordance with the relevant Chinese Law and relevant regulations of Party A. Salary and medical treatment benefits as a result of a work-related illness or work-related injury sustained by Party B shall also be paid in accordance with the relevant Chinese Law.

Employment Contract – Senior Management

8.3	Training

(a) Party B may apply to participate in some vocational training. If agreed by Party A, all cost (including tuition fee, traveling fee and business trip allowance) shall be equally borne both by Party A and B, while Party A will pay whole amount in advance. If Party B has continued to work for Party A for three years after the training, he/she may not be required to reimburse the expenses paid by Party A in advance for him/her; If Party B has not worked for Party A for three years after the training, he/she shall reimburse the expenses paid by Party A in advance for him/her proportionally (calculated in months), unless it is Party A which terminates the employment of Party B.

(B) Party B may participate in the company internal training free of charge.

(C) In the case of a separated training agreements exist between two parties, the training agreement shall prevail.

CHAPTER 9: VACATION AND LEAVE

9.1	Public Holidays

(a)	Party B will be entitled to enjoy on an annual basis those public holidays specified by Chinese Law.

(b)	All national public holidays that fall either on a Saturday or Sunday may be taken on the following working day. However, holidays falling on a Saturday or Sunday that are celebrated by some but not all citizens may not be taken on the following working day.

(c)	Female employees are entitled to a half-day’s holiday each year on Woman’s Day (March 8th).

9.2	Annual Leave

(a)	Party B is entitled to paid annual leave in accordance with the relevant Chinese Law and Party A’s policies. The specific provisions regarding paid annual leave should be stated in the Employee Handbook.

(b)	If Party B wishes to take paid annual leave, he/she shall apply in writing at least two (2) weeks in advance to his/her supervisor, who will determine and make appropriate arrangements for Party B’s leave based on the actual circumstances and operational requirements of such department and Party A as a whole.

(d)	For the purposes of calculating leave, a year shall mean a calendar year.

(e)	Paid annual leave is valid for two years.

(e)	Paid annual leave is calculated by days and not by hours.

Employment Contract – Senior Management

9.3	Additional Leave

Party B will be entitled to additional leave for marriage leave, bereavement leave, casual leave, family leave and sick leave. For details, please refer to the Employee Handbook.

CHAPTER 10: CONFIDENTIALITY AND NON-COMPETITION

10.1	Confidentiality Obligations

(a)	Party B shall, during the Term hereof and after termination of this Contract, abide by the confidentiality guidelines formulated by Party A, as follows:

(i)	Without Party A’s prior written consent, Party B may not:

(A)	use any Trade Secret (as defined in Article 10.2 below) in any way that is unrelated to his/her duties;

(B)	divulge any Trade Secret in any form whatsoever to any third party; or

(C)	use or allow any third party to use any Trade Secret obtained through improper means.

(ii)	Party B is obliged to make every effort to prevent any third party from stealing Trade Secrets.

(b)	For the purpose of this Contract, the term “obtained through improper means” as referred to in Article 10.1(a)(i)(C) above shall include the acquisition of a Trade Secret by means of theft, fraud, threat, bribery, unauthorized reproduction, violation of confidentiality obligations, enticement of others to violate confidentiality obligations or other similar means.

(c)	If Party B violates the provisions of Article 10.1(a) above and causes losses to Party A, Party A shall have the right to terminate this Contract immediately and Party B must compensate Party A in accordance with Article 13.4(b) below.

10.2	Definition

(a)	For the purpose of this Contract, a “Trade Secret” refers to any proprietary technical information and business information owned by Party A which is unknown to the public, is of economic benefit to Party A, has a practical application and for which reasonable protective measures have been adopted by Party A; including without limitation, any of the following information or materials owned by Party A (regardless of the type of media on which the Trade Secret is stored or recorded):

(i)	Party A’s company files and documents, including, without limitation, any types of contract, agreement, letter of intent (regardless of whether it is in writing or any other form), personnel files, administrative documents and information regarding Party A’s investors, vendors, customers or suppliers;

Employment Contract – Senior Management

(ii)	any information relating to Party A’s business activities and business development, such as costs, business plans (including future plans made during the Term hereof), business strategies (including pricing strategies), marketing strategy and plans, distributors, distribution channels, sales models, quotations, client lists and other relevant information;

(iii)	any information regarding the financial status of Party A, such as its assets, debts, account receivables, status of commercial operations and investments;

(iv)	any information concerning Party A’s management models;

(v)	any algorithms, work flows or techniques that are developed by Party A, and materials relating to the principles underlying such algorithms, work flows or techniques;

(vi)	any information relating to computer hardware and software improvement, including without limitation, methods for the improvement of any hardware and software and the related drawings, testing results, operational results and manuals, reports and record materials, and software programs (including source programs, source codes, object codes, database, software installation and maintenance methods); and

(vii)	any information relating to know-how, including, without limitation, technological methods, technological processes, data, formulae, technical specifications, quality control and management methods as well as other relevant materials, which are not publicly available and have not been applied for registration as patents or otherwise registered for the protection of IPRs (as defined in Article 10.6(b) below).

(b)	The obligations provided in Article 10.1 above shall not apply to the following information which has been:

(i)	made known to the public, but excluding any information that has been disclosed to the public due to a violation by Party B of its confidentiality obligations;

(ii)	proven by Party B that it was given to Party B by a third party who is not obligated to maintain confidentiality;

(iii)	proven by Party B that it was obtained by Party B prior to the date of this Contract; or

(iv)	used or disclosed by Party B pursuant to a court order or other legal requirement, under which circumstances the extent of Party B’s use and disclosure of such shall be limited solely to that information or those materials required to be disclosed pursuant to the said legal requirement, and Party B shall notify Party A in advance of such use or disclosure (in the event that Party B is unable to notify Party A in advance of such use or disclosure, Party B must notify Party A thereof within a reasonable time period thereafter) so that Party A can adopt suitable protective measures.

Employment Contract – Senior Management

(c)	Party B acknowledges and agrees that, due to Party A’s business operations and the requirements of Party B’s position, Party B may, from time to time, have access to confidential information owned by Party A’s parent company, group companies, its affiliates or subsidiaries.

Party B further acknowledges and agrees that, provided that Party A has informed Party B in writing concerning the relevant confidential information and that Party A has adopted appropriate protective measures to maintain the confidentiality thereof, and that Party B has been granted access to such information owned by Party A’s parent company, group companies, its affiliates or subsidiaries, such information shall be deemed to be Trade Secrets as defined within this Contract and shall, therefore, fall within the scope of Party B’s confidentiality obligations as specified in this Chapter.

10.3	Confirmation

(a)	If Party B is uncertain as to the nature and degree of confidentiality applicable to any piece of information, he/she is obliged to seek written clarification from the General Manager of Party A. Party B agrees to treat such information as Trade Secrets unless Party B has written verification from the General Manager of Party A that such information is neither confidential nor proprietary.

(b)	If Party B acts on his/her own initiative in respect of disclosing the Trade Secrets without first securing the said consent from Party A and thereby causes loss to Party A, Party B will be liable for related compensation and any other legal liabilities pursuant to Chinese Law.

10.4	Return of Party A’s Property

(a)	Upon the expiration or early termination of this Contract for any reason, Party B shall immediately hand over, in good condition and in full, any property used during his/her employment to Party A.

(b)	If Party B fails to return any of the above (including any photocopies thereof) and thereby causes losses to be incurred by Party A, he/she shall assume legal liability for such losses and pay compensation to Party A accordingly. In such regard, Party A shall be entitled to make a corresponding deduction from the final settlement payable to Party B and may take any other appropriate recourse to safeguard its legal rights.

10.5	Non-Competition

Depending on its need, Party A may sign a separate non-compete agreement with Party B which specifies the non-compete obligations of Party B. The said non-compete agreement is attached hereto as an Appendix, which shall have the same legal effect as this Contract. In the event of any conflict between the non-compete agreement and this Contract, the non-compete agreement shall prevail with respect to any disputes over non-compete issues.

Employment Contract – Senior Management

10.6	Intellectual Property Rights

(a)	Party B represents and warrants to Party A that he/she shall not, during the Term hereof and at any time following the expiration or early termination of this Contract, infringe, obtain or use any intellectual property rights of Party A, unless they are obtained or used by Party B in the course of the performance of his/her job duties as an employee of Party A.

(b)	For the purpose of this Contract, the term “Intellectual Property Rights” (IPRs) shall mean:

(i)	copyright;

(ii)	trademarks (including product trademarks and service trademarks), trade names and other rights which are relevant to commercial logos, regardless whether the medium of expression is words, numerals, three-dimensional logos, graphics, colors, or a combination of the abovementioned elements;

(iii)	inventions, patents, utility models and design patents (regardless of whether they are registered or under application);

(iv)	Trade Secrets; and

(v)	all other IPRs (whether or not registered or under application, including but not limited to goodwill and database rights.

(c)	Party B acknowledges and agrees that the following inventions or designs shall be deemed to be work-related:

(i)	all inventions or designs made by him/her during the execution of the duties or other tasks assigned to him/her by Party A;

(ii)	all inventions and designs made by him/her primarily with the use of Party A’s materials and technical resources; and

(iii)	all invention and designs made by him/her within one year after the expiration or termination of this Contract, which are related to the duties or other tasks assigned to him/her by Party A.

The right to apply for patents of such work-related inventions or designs shall belong to Party A. Upon securing the approval for the grant of such patent, Party A shall become the owner of such patent. If Party B has made innovative contributions to the substantive features of such work related inventions or designs, Party B may be named as the inventor or designer of the relevant inventions or designs.

(d)	Party B understands and agrees that: pursuant to the Copyright Law of the People’s Republic of China, during the period of Party B’s employment with Party A, Party B shall create copyright works pursuant to Party A’s instructions and arrangements. The creation of such works shall be sponsored by Party A and represent Party A’s will. As such, Party A shall assume the responsibility for the creation of such works, and which works shall be deemed to be the works created by a legal person and Party A shall enjoy the copyright (and the right of attribution) thereof.

Employment Contract – Senior Management

Party B further agrees that, in any event, it will not claim the right of attribution against Party A by any means (such as legal proceedings), unless under those circumstances where Chinese Law mandates that the right of attribution must belong to Party B, Party B will be entitled to the right of attribution; however, Party A shall enjoy all other rights associated with the copyright.

(e)	In addition to the abovementioned Articles 10.6(c) and 10.6(d), Party B agrees that all other IPRs created in the course of the performance of his/her work assigned to him/her by Party A or primarily with the use of Party A’s materials or technical resources during the period of his/her employment with Party A shall belong to Party A. Party B agrees that, in any event, it will not claim the right of attribution against Party A by any means (such as legal proceedings), unless under the circumstances where Chinese Law mandates that the right of attribution must belong to Party B, then Party B will be entitled to the right of attribution; however, Party A shall enjoy all other rights associated with the IPRs.

(f)	The Parties agree that rewards such as remuneration and welfare paid by Party A to Party B have included and taken into account the work-related inventions, work for hire and other IPRs made by Party B in the aforementioned Articles 10.6(c), 10.6(d) and 10.6(e); however, Party A may grant Party B additional rewards for Party B’s contributions regarding IPRs and the amount of such additional rewards shall be determined by Party A at its sole discretion.

(g)	Party B agrees, during the Term of this Contract and at any time after the early termination or expiration of this Contract, when requested by Party A at any time in writing and at Party A’s reasonable expense, to assist Party A to complete the relevant application and registration procedures or other legal formalities both within the territory of PRC and abroad (including the signing of all written documents and being a witness in lawsuits), to enable Party A to obtain benefits to be derived from the IPRs mentioned in Articles 10.6(c), 10.6(d) and 10.6(e) above, and to undertake all other matters necessary for this purpose as requested by Party A.

(h)	Party B acknowledges that all the research, inventions or designs made by him/her before the Term hereof shall not be subject to the restrictions specified in Article 10.6 hereof. Notwithstanding the above, Party B agrees that, at any time upon Party A’s written request, Party B shall provide Party A with the relevant materials proving that such research, inventions or designs had been made before the Term hereof.

(i)	Party B agrees that all materials (including but not limited to text, drafts, audio or visual materials) which relate to the IPRs mentioned in this Article 10.6 shall be regarded as Party A’s property; and upon Party A’s request at any time, Party B shall provide such materials to Party A. Party B warrants that he/she shall not, at any time during or after the Term hereof, disclose the contents of the aforementioned materials to any person, unless it is disclosed to the person duly authorized by Party A in writing.

Employment Contract – Senior Management

CHAPTER 11: AMENDMENTS, RENEWAL, EARLY TERMINATION

AND EXPIRATION OF THE CONTRACT

11.1	Amendments

(a)	This Contract may only be amended under either of the following circumstances:

(i)	upon the mutual consent of the Parties; or

(ii)	upon a change in the laws, regulations or rules under which this Contract was entered into, pursuant to which the relevant terms and conditions of this Contract should be amended accordingly.

(b)	If either Party wishes to amend this Contract for any reason, it must notify the other Party of such in writing thirty (30) days in advance. The other Party shall reply to such notice within fifteen (15) days following the serving of such notice, failing which such Party shall be deemed not to agree to the amendment of this Contract and the Parties shall continue to perform their respective obligations hereunder, unless otherwise required by the relevant Chinese Law.

(c)	Any amendments to this Contract shall only become effective if such amendments are made in accordance with the written agreement duly signed by the Parties (except for the company rules and regulations).

11.2	Renewal

(a) In the case of Party B has been assigned by Party A to work in some on-going projects, which exceed this contract’s term, the contract should be deemed as being extended automatically until the completion of the projects, unless Party B submit a written objection.

(b) Except above 11.2(a), if either Party wishes to renew this Contract upon its expiration, that Party should issue to the other Party a written request to this effect at least thirty (30) days prior to the expiration date. If both of the Parties so agree, this Contract may be renewed.

11.3	Termination by Mutual Consultation

This Contract may be terminated early with the mutual consultation and agreement of the Parties.

11.4	Immediate Termination

Party A is entitled to terminate immediately this Contract by serving a written notice to Party B under any of the following circumstances, including:

(a)	where Party B commits a serious violation of Party A’s prescribed code of conduct or work policies and procedures;

(b)	where Party B commits a serious dereliction of his/her duties or practices graft or favoritism, thereby causing serious losses to Party A; or

Employment Contract – Senior Management

(c)	where Party B is subject to criminal investigation in accordance with Chinese Law.

11.5	Termination with Prior Notice

(a)	Party A may terminate this Contract by providing Party B with thirty (30) days’ prior written notice under any of the following circumstances:

(i)	where, after taking a medical leave and recuperating from an illness or a non-work-related injury, Party B remains unable to return to his/her original position, and is also unfit for reassignment to other duties;

(ii)	where Party B is unable to fulfill the duties of his/her position, despite undergoing training or a transfer to another position; or

(iii)	where there has been a substantial change in the objective circumstances under which this Contract was executed, thereby rendering the performance of this Contract impossible and, after consultation, the Parties fail to agree on amendments hereto that would accommodate such a change.

(b)	If Party A fails to provide Party B with thirty (30) days’ prior written notice of termination in accordance with Article 11.5(a) above, Party A may also terminate this Contract by paying Party B thirty (30) days’ salary in lieu of the said prior notice.

11.6	Restrictions on Party A’s Right to Early Termination

Party A may not terminate this Contract early pursuant to Article 11.5 hereof under any of the following circumstances (unless otherwise mutually agreed by the Parties):

(a)	where Party B is suffering from an illness or injury within the stipulated medical leave;

(b)	where Party B is suffering from an occupational disease or a work-related injury which has been classified as reaching a disability level;

(c)	where Party B is pregnant, on maternity leave or undergoing a nursing period, provided that Party B has not violated Party A’s employment discipline; or

(d)	under other circumstances specified by law, administrative rules and regulations.

11.7	Early Termination by Party B

(a)	Party B may terminate this Contract with one hundred and twenty (120) days’ prior written notice to Party A (except under any of the circumstances described in Article 11.3 above or Article 11.7(d) below), receipt of which notice Party A shall accept; however, in this situation, Party A need not pay any economic compensation to Party B.

(b)	If Party B is unable to provide Party A with one hundred and twenty (120) days’ prior written notice in accordance with Article 11.7(a) above, Party B may terminate this Contract by paying Party A the corresponding amount of the daily salary in lieu of the said notice period.

Employment Contract – Senior Management

(c)	If Party B demands the early termination of this Contract in violation of the stipulation that one hundred and twenty (120) days’ advance notice be provided in writing and thereby causes financial losses to Party A, Party B shall be liable for compensation in accordance with Chinese law and the stipulations of this Contract.

(d)	Party B may terminate this Contract with immediate effect by providing written notice to Party A under any of the following circumstances:

(i)	where Party A forces Party B to work by means of force, threats, detention or the illegal restriction of his/her personal liberty; or

(ii)	where Party A fails to pay renumeration or provide appropriate working conditions in accordance with this Contract.

11.8	Expiration

(a)	This Contract will immediately expire under any of the following circumstances:

(i)	upon its expiry (unless it is renewed by the Parties in accordance with Article 11.2 above);

(ii)	when Party B reaches legal retirement age under Chinese Law;

(iii)	when Party B dies or has been declared missing or dead by the people’s court; or

(iv)	where Party A becomes bankrupt, is dissolved or has its business license revoked.

(b)	Where Party A terminates this Contract in accordance with Article 11.8(a)(i) or 11.8(a)(iv) above, Party A shall provide Party B with a written certification of termination of this Contract and undertake the relevant procedures.

11.9	Matters Following Expiration or Termination

(a)	Upon the early termination or expiration of this Contract, unless otherwise agreed by the Parties, Party B shall immediately:

(i)	cease to engage in any activity in the name of Party A and, upon Party A’s request, complete all the outstanding works;

(ii)	hand over to Party A completely and in full the work undertaken by him/her in the name of Party A during the course of his/her employment; and

(iii)	return in good condition and in full any materials (including copies thereof) such as files, records, Trade Secrets and equipment or any other property obtained from Party A or held by Party B during the course of his/her employment or relating to Party A’s business. Without the written consent of Party A, Party B shall not take any of the aforesaid materials or Party A away from Party A’s premises.

Employment Contract – Senior Management

(b)	If Party B fails to return to Party A any documents (including photocopies thereof) or property belonging to Party A, Party A is entitled to make an appropriate deduction from the final amount of salary payable to Party B, and may also adopt other appropriate measures for the purpose of protecting its legal interests.

CHAPTER 12: ECONOMIC COMPENSATION FOR EARLY TERMINATION

OF THE CONTRACT

12.1	Payment Term

Following early termination of this Contract, Party A shall pay any economic compensation due to Party B in a lump sum promptly upon the completion by Party B of any termination procedures and confirmation that Party B does not owe Party A any further expenses.

12.2	Service Period and Basis of Calculation

(a)	The amount of economic compensation payable by Party A to Party B will be calculated according to the length of Party B’s employment with Party A. One (1) month’s salary shall be paid for each year of Party B’s employment. If Party B has worked for Party A for less than one (1) year, Party A shall pay economic compensation to Party B based on the standard for one (1) full year (that is, one (1) month’s salary).

(b)	For the purpose of calculating the economic compensation, the term “salary” refers to the average monthly wage paid by Party A to Party B under normal working conditions during Party B’s last twelve (12) months of employment immediately prior to termination.

12.3	Payment by Party A

Notwithstanding the provisions set forth in Article 12.2(a) above, if this Contract is terminated in accordance with Article 11.3 and 11.5(a)(ii), the amount of economic compensation payable by Party A to Party B under such circumstances may not exceed twelve (12) months’ salary.

12.4	Exemptions

Party A is not obliged to pay Party B any economic compensation under any of the following circumstances:

(a)	expiration of this Contract;

(b)	termination by Party B of this Contract, except for the circumstances provided for in Article 11.7(d)(i) or 11.7(d)(ii) hereof;

(c)	the occurrence of those conditions agreed upon by the Parties as causing the termination of this Contract; or

Employment Contract – Senior Management

(d)	termination of this Contract by Party A in accordance with Article 11.4 hereof.

CHAPTER 13: LIABILITIES FOR BREACH OF THE CONTRACT

13.1	Liquidated Damages

Early termination of this contract by either party will cause compensation to the other party, unless otherwise specified herein. A corresponding amount of                      will be paid to the other party as penalty. The amount will be calculated in accordance with the remaining months of the contract (in the case of less than one month, it will be counted as one month).

How to calculate the liquidated damages:

Average month salary for the early 12 months before contract termination×3×months to be early terminated.

13.2	Party A’s Breach

If Party A terminates this Contract in such a way as to constitute a breach hereof and causes losses to Party B, Party A must compensate Party B in accordance with Chinese Law.

13.3	Additional Economic Compensation

If, after the termination of this Contract by Party A, Party A fails to pay Party B economic compensation in accordance with Chinese Law and the relevant stipulations hereof, in addition to the total amount of compensation payable in accordance with Chapter 12 above based on the specific circumstances, Party A shall pay additional economic compensation to Party B equivalent to fifty percent (50%) of the total amount originally payable.

13.4	Party B’s Breach of Contract

(a)	If Party B violates Chinese Law or the provisions of this Contract and causes Party A to suffer losses as a result, then Party A has the right to impose upon Party B an administrative and/or financial penalty in accordance with Chinese Law. In addition, depending on the extent of losses incurred, Party A is entitled to sue Party B, by means of legal action, for losses and other legal liabilities.

(b)	If Party B breaches the confidentiality provisions of Chapter 10 above or Party B’s non-compete obligations as agreed in the Non-Compete Agreement attached hereto as an Appendix to this Contract, thereby causing losses to Party A, Party A shall have the right to impose a punishment on Party B, and may require Party B to compensate Party A in accordance with relevant Chinese Law.

Employment Contract – Senior Management

(c)	If Party B terminates this Contract in violation of Chinese Law or the terms hereof and thereby causes losses to Party A, Party B shall compensate Party A for the following:

(i)	any expenses which Party A paid to recruit Party B;

(ii)	any expenses paid by Party A for the training of Party B.

(iii)	direct financial losses sustained by Party A in relation to its operations and business.

CHAPTER 14: RESOLUTION OF LABOR DISPUTES

14.1	Friendly Consultations

In the event of a dispute arising during the performance of this Contract, the Parties agree to resolve in the first instance such dispute through friendly consultation.

14.2	Mediation and Arbitration

(a)	If the dispute cannot be resolved in the manner outlined in Article 14.1 above, either Party may apply to Party A’s mediation committee for mediation of the dispute (if applicable).

(b)	If mediation fails or the Parties are not willing to mediate, either Party may, within sixty (60) days following the occurrence of the dispute (e.g. calculated from the date the infringed Party should know or should have known that its rights had been infringed), submit the dispute to the labor dispute arbitration committee within the relevant jurisdiction for arbitration. Alternatively, either Party may, at any time, apply directly to the labor dispute arbitration committee within the relevant jurisdiction for arbitration.

14.3	Litigation

If either Party disagrees with an arbitral award, it may initiate action in the people’s court of relevant jurisdiction within fifteen (15) days after receiving the said arbitral award.

CHAPTER 15: GOVERNING LAW

The validity, interpretation and implementation of this Contract, as well as the settlement of any disputes arising hereunder, is governed by Chinese Law.

CHAPTER 16: MISCELLANEOUS

16.1	Entire Contract

(a)	This Contract and the Appendices constitute the entire contract between the Parties and supersedes all prior discussions, negotiations and contracts. The Appendices are a supplement to this Contract and have the same legal effect as this Contract.

Employment Contract – Senior Management

(b)	The Employee Handbook is Party A’s policies and procedures and may be amended from time to time to reflect changes in Chinese Law. Party A shall inform Party B of any amendment by the means of public notice.

16.2	Severability

The invalidity of any Article of this Contract will not affect the validity of any other Article.

16.3	Non-Waiver

Waiver by either Party of any right under this Contract will not operate or be interpreted as a waiver of similar or other rights under this Contract.

16.4	Days

Any reference herein to a day is to a calendar day. Working days refers to the days upon which commercial banks in China are open for business.

16.5	Headings

The headings of this Contract are inserted for reference purposes only, have no binding effect and shall not affect the interpretation of any provision hereof.

16.6	Counterparts

This Contract is prepared in two. Party A may not retain on behalf of Party B the original version that is intended for Party B.

16.7	Supplementary Agreements

If any other agreements made between the Parties for the renewal (if applicable) and/or amendment of this Contract cannot be included in the available pages, additional pages may be annexed hereto, provided that all annexed pages are initialed by the Parties, failing which the said pages shall be deemed to be invalid.

16.8	Matters Not Addressed

Where any matter is not addressed herein or a newly promulgated and implemented Chinese Law renders certain provisions hereof unlawful, such matter shall be handled in accordance with the relevant stipulations of that newly promulgated and implemented Chinese Law.

IN WITNESS WHEREOF this Contract has been signed by the Parties on the date first specified above.

Party A

Xiamen Longtop System Co., Ltd.

Signature of authorized representative:

Employment Contract – Senior Management

Name of authorized representative:	[•]

Title:

Company seal:

Party B

                                         (Name in Print)

Signature:

Employment Contract – Senior Management

APPENDIX 1

RECORD OF CHANGE OF JOB POSITION

Date of Change	Original Position	New Position	Reason for Change	Party A’s signature and seal	Party B’s signature

Employment Contract – Senior Management

APPENDIX 2

AGREEMENT FOR RENEWAL OF EMPLOYMENT CONTRACT

This Contract is a                      term contract, commencing on                      and expiring on                     .

Party A (Company Seal)	Party B (Signed)

Legal Representative

or Authorized Agent (Signed)	Date:

This Contract is a                      term contract, commencing on                      and expiring on                     .

Party A (Company Seal)	Party B (Signed)

Legal Representative

or Authorized Agent (Signed)	Date:

Employment Contract – Senior Management

APPENDIX 3

AGREEMENT FOR AMENDMENT TO EMPLOYMENT CONTRACT

Party A and Party B agree, based on the principles of equality, free will and mutual consent, to amend this Contract as follows:

Party A (Company Seal)	Party B (Signed)

Legal Representative

or Authorized Agent (Signed)	Date:

Employment Contract – Senior Management

APPENDIX 4

NON-COMPETE AGREEMENT

Employment Contract – Senior Management